UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 10, 2007

QNB CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215)538-5600

Item 4.01 Change in Registrant’s Certifying Accountant

Effective April 9, 2007, the Audit Committee of the Board of Directors of QNB Corp. (the Registrant) engaged Beard Miller Company LLP of Wyomissing, Pennsylvania to replace S.R. Snodgrass, A.C. as the independent public accountants to audit the consolidated financial statements of the Registrant and its subsidiary, The Quakertown National Bank (the Bank). The change in accountants was approved by the Audit Committee following the dismissal of S.R. Snodgrass, A.C. on April 9, 2007 as the independent public accountants of the Registrant.

In connection with the audits of the two fiscal years ending December 31, 2005 and December 31, 2006 and through April 9, 2007 there were no disagreements with S.R. Snodgrass, A.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of S.R. Snodgrass, A.C. on the consolidated financial statements of the Registrant and its subsidiary for the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304 (a) (1) (v) of Regulation S-K promulgated under the Securities Act of 1933.

The Registrant has requested that S.R. Snodgrass, A.C. furnish a letter addressed to the Securities and Exchange Commission stating whether S.R. Snodgrass, A.C. agrees with the above statements. A copy of that letter is attached as Exhibit 16 to this Form 8-K.

During the Registrant's two most recent fiscal years and through April 9, 2007, the Registrant has not consulted Beard Miller Company LLP regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Registrant's financial statements or any other matters that would be required to be reported herein.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

ExhibitNo.	Description

16	Letter of S.R. Snodgrass, A.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Bret H. Krevolin
Bret H. Krevolin
Chief Financial Officer

Dated: April 10, 2007